Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Silicom Global Share Incentive Plan (2013), of our report dated March 16, 2022, with respect to the consolidated financial statements of Silicom Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
September 19, 2022

Derech Menachem Begin 146, Tel-Aviv-Yafo  6492103, Israel,
P.O Box 7187 Tel-Aviv 6107120  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il